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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Safeguard Scientifics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559, 33-72560, 333-75499,
333-75501, 333-86777, 333-65092, 333-73284, 333-103976, and 333-69246) on Form
S-8 and in the registration statements (Nos. 333-86675 and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. and subsidiaries of our report dated February 9, 2004, except as to the matters discussed in Note 22 related to the 2024 Notes, which is as of March 12, 2004, with respect to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Safeguard Scientifics, Inc.

Our report contains an explanatory paragraph regarding the adoption of SFAS No. 142, "Goodwill and Intangible Assets," on January 1, 2002.


                                                      /s/ KPMG LLP


Philadelphia, Pennsylvania
March 12, 2004